Exhibit 99

CONTACT: BOB READY OR
FOR IMMEDIATE RELEASE	RON STOWELL
DATE: JANUARY 27, 2011	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER AND FIRST HALF ENDED DECEMBER 31, 2010,
AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; January 27, 2011 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter net sales of $74,805,000, an increase of 8% as compared to the same period of the prior fiscal year;

•	reported second quarter net income of $2,948,000 or $0.12 per share, as compared to net income of $1,592,000 or $0.07 per share for the same period of the prior fiscal year;

•	reported first half net sales of $154,656,000, an increase of 13% as compared to the same period of the prior fiscal year;

•	reported first half net income of $7,216,000 or $0.30 per share, as compared to net income of $3,229,000 or $0.13 per share for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.05 per share payable February 15, 2011 to shareholders of record February 8, 2011.

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended December 31			Six Months Ended December 31
	2010	2009	% Change	2010	2009	% Change

Net Sales	$74,805	$69,374	7.8%	$154,656	$137,050	12.8%

Operating Income	$4,649	$2,933	58.5%	$11,271	$5,430	107.6%

Net Income	$2,948	$1,592	85.2%	$7,216	$3,229	123.5%

Earnings Per Share (diluted)	$0.12	$0.07	71.4%	$0.30	$0.13	130.8%

	12/31/10	6/30/10
Working Capital	$80,061	$73,568
Total Assets	$177,122	$173,845
Long-Term Debt	$1,082	$1,099
Shareholders’ Equity	$149,658	$144,218

LSI Industries Inc. Fiscal 2011 Results
January 27, 2011

Second Quarter Fiscal 2011 Results

Net sales in the second quarter of fiscal 2011 were $74,805,000, an increase of 7.8% over last year’s second quarter net sales of $69,374,000.  Lighting Segment net sales increased 8.7% to $47,490,000 (sales to national accounts and niche markets increased 7.5% and sales to the Commercial / Industrial lighting market increased 10.1%), Graphics Segment net sales increased 7.6% to $20,783,000, Electronic Components Segment net sales increased 19.7% to $5,277,000 and net sales of the All Other Category decreased 35.7% to $1,255,000.  The fiscal 2011 second quarter net income of $2,948,000, or $0.12 per share, compares to a fiscal 2010 second quarter net income of $1,592,000, or $0.07 per share.  Second quarter fiscal 2010 results included pre-tax expense for an acquisition-related fair value inventory adjustment of $87,000 related to purchase accounting requirements of LSI ADL Technology’s finished goods and work-in-process inventory.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2011 Results

Net sales in the first half of fiscal 2011 were $154,656,000, an increase of 12.8% over last year’s first half net sales of $137,050,000.  Lighting Segment net sales increased 14.0% to $94,965,000 (sales to national accounts and niche markets increased 17.5% and sales to the Commercial / Industrial lighting market increased 10.2%), Graphics Segment net sales increased 13.2% to $46,870,000, Electronic Components Segment net sales increased 28.7% to $9,841,000 and net sales of the All Other Category decreased 36.0% to $2,980,000.  The fiscal 2011 first half net income of $7,216,000, or $0.30 per share, compares to a fiscal 2010 first half net income of $3,229,000, or $0.13 per share.  First half fiscal 2010 net income included the following pre-tax expenses:  acquisition-related costs of $513,000 and an acquisition-related fair value inventory adjustment of $613,000 related to purchase accounting requirements of LSI ADL Technology’s finished goods and work-in-process inventory.   Earnings per share represents diluted earnings per share.

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "Operating results for the second quarter and first half of fiscal 2011 were somewhat above our internal budget and benefited from generally improving market conditions.  The many actions we have taken to improve efficiencies and 'right size' the business over the last two to three years are now resulting in favorable operating leverage and benefiting earnings. For the six months ended December 31, 2010 our per share earnings increased 131% on a net sales increase of 13%.  As a highly efficient low cost producer of American made advanced lighting products, LSI is well positioned to capitalize on higher sales.

"The outlook for higher sales as we move forward in fiscal 2011 and look beyond is becoming more favorable.  We now expect our work re-imaging 7-Eleven convenience stores to be extended, at a slower pace, to include additional stores in Canada and domestically.  As 7-Eleven continues to expand its fresh food offering, LSI expects to be involved in their store remodeling effort with a broader range of products from our graphics group.  Our national program with BP Products North America for new LED-based canopy lighting is progressing very well and LSI is well underway with the survey phase of this multi-year program.  LSI's recently introduced Generation 3 LED lighting fixture will be used in the BP retrofit program.  This product has gained strong acceptance in the marketplace.  Aside from major programs, we see a more solid market for our lighting products in general.  During the most recent second quarter our sales to the Commercial / Industrial lighting market increased over 10%.

LSI Industries Inc. Fiscal 2011 Results
January 27, 2011

"New product development, particularly solid-state LED lighting, is a top priority at LSI Industries.  LSI has established itself as a leader in designing, engineering, and manufacturing advanced energy-efficient lighting and graphics products.  Expect to see new products introduced throughout fiscal 2011 and beyond.

"On the international front, LSI has now obtained all required European product certifications.  We believe Europe and the Middle East are markets that have good potential for LSI's solid-state products and we hope to report progress in securing sales later this fiscal year.

"Market conditions for our lighting and graphics capabilities are clearly improving. We expect to see increasing interest in our energy-efficient lighting products, specifically our LED products, and in our world class graphics capabilities as we seek additional sales volume.

"In conclusion, our prior actions to adjust to recessionary influences and prepare for improving economic conditions are now benefiting our operating results.  We have always believed the longer term was very bright for LSI Industries, and now the near and intermediate term horizon has improved substantially.  LSI's financial condition and cash flow are strong.  Our current indicated annual cash dividend rate is comfortable, and, as indicated in our letter to shareholders in the fiscal 2010 Annual Report, the Board of Directors may give consideration to increasing the cash dividend rate as market conditions and operating results improve.  I look forward to reporting third and fourth quarter operating results to you."

Balance Sheet

The balance sheet at December 31, 2010 included current assets of $103.8 million, current liabilities of $23.8 million and working capital of $80.1 million.  The current ratio was 4.37 to 1.  The Company has shareholders’ equity of $149.7 million, $1.1 million of long-term debt, and has borrowing capacity on its commercial bank facilities as of December 31, 2010 of $35 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable February 15, 2011 to shareholders of record as of February 8, 2011.  The indicated annual cash dividend rate for fiscal 2011 is $0.20 per share.  LSI Industries has paid regular cash dividends since 1989.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions.

Non-GAAP Financial Measures

This press release includes adjustments to the GAAP net income for the three and six month periods ended December 31, 2010 and 2009.  Adjusted net income and earnings per share, which excludes the impact of the LSI ADL Technology acquisition deal costs and acquisition-related fair value inventory adjustment is a non-GAAP financial measure.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measure to net income for the period indicated, excluding the acquisition related costs.

LSI Industries Inc. Fiscal 2011 Results
January 27, 2011

(in thousands, except per share data; unaudited)

	Second Quarter
	FY 2011	Diluted EPS	FY 2010	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income as reported	$2,948	$0.12	$1,592	$0.07

Adjustment for the acquisition deal costs and acquisition-related fair value inventory adjustment, inclusive of the income tax effect	--	--	34	--

Adjusted net income and earnings per share	$2,948	$0.12	$1,626	$0.07

(in thousands, except per share data; unaudited)

	First Half
	FY 2011	Diluted EPS	FY 2010	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income as reported	$7,216	$0.30	$3,229	$0.13

Adjustment for the acquisition deal costs and acquisition-related fair value inventory adjustment, inclusive of the income tax effect	--	--	668	0.03

Adjusted net income and earnings per share	$7,216	$0.30	$3,897	$0.16

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves

LSI Industries Inc. Fiscal 2011 Results
January 27, 2011

and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business. We are a vertically integrated manufacturer who combines integrated technology, design and manufacturing to produce the most efficient, high quality products in all of our facilities across the United States.

We are committed to advancing solid-state technology to produce affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  Further, we can provide design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.  More information on LSI’s quarterly earnings, including additional financial analysis and an earnings overview presentation, will also be available at this site after the Investor Call to be held at 3:00 p.m. Eastern Time today.

LSI Industries Inc. Fiscal 2011 Results
January 27, 2011

Condensed Statements of Operations

(in thousands, except per share data; unaudited)

	Three Months Ended December 31		Six Months Ended December 31
	2010	2009	2010	2009
Net sales	$74,805	$69,374	$154,656	$137,050
Cost of products and services sold	56,158	53,074	115,387	104,153
Gross profit	18,647	16,300	39,269	32,897

Selling and administrative expenses	13,998	13,367	27,998	27,467

Operating income	4,649	2,933	11,271	5,430

Interest expense, net	38	32	60	66

Income before income taxes	4,611	2,901	11,211	5,364

Income tax expense	1,663	1,309	3,995	2,135

Net income	$2,948	$1,592	$7,216	$3,229

Income per common share
Basic	$0.12	$0.07	$0.30	$0.13
Diluted	$0.12	$0.07	$0.30	$0.13

Weighted average common shares outstanding
Basic	24,288	24,275	24,285	23,979
Diluted	24,408	24,284	24,319	23,986

Condensed Balance Sheets
 (in thousands, unaudited)

	December 31, 2010	June 30, 2010
Current Assets	$103,843	$99,411
Property, Plant and Equipment, net	45,099	44,911
Other Assets	28,180	29,523
	$177,122	$173,845

Current Liabilities	$23,782	$25,843
Long-Term Debt	1,082	1,099
Other Long-Term Liabilities	2,600	2,685
Shareholders’ Equity	149,658	144,218
	$177,122	$173,845

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